UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2011

Sara Lee Corporation

(Exact name of registrant as specified in charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3500 Lacey Road, Downers Grove, Illinois 60515

(Address of principal executive offices)

Registrant’s telephone number, including area code: (630) 598-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Sara Lee Corporation (“Sara Lee” or the “corporation”) is filing this Current Report to disclose several changes in its reported financial results for fiscal 2011, 2010, 2009 and 2008.

Discontinued Operations

On November 9, 2010, Sara Lee announced that it had signed an agreement to sell its North American Fresh Bakery operations to Grupo Bimbo for $959 million (which includes the assumption of $34 million of existing indebtedness). The sale also includes a small portion of business that is currently part of the North American Foodservice segment, which is not reflected as a discontinued operation as it does not meet the definition of a component pursuant to the accounting rules. The purchase price is subject to various adjustments, including reduction by up to $140 million if and to the extent that Grupo Bimbo is required to divest certain amounts of assets in connection with obtaining regulatory approval. This transaction, which is subject to customary closing conditions and regulatory clearances, is anticipated to close during the first half of calendar year 2011. As a result, the operations that formerly comprised the corporation’s North American Fresh Bakery business segment are classified as discontinued operations. Sara Lee will report the results of these operations as discontinued operations beginning with the second quarter of fiscal 2011. The unaudited financial schedules attached as Exhibit 99 and incorporated herein by reference show Sara Lee’s revised financial results reflecting the results of the operations comprising its former North American Fresh Bakery segment as discontinued operations for the first quarter of fiscal 2011; fiscal 2010 on a quarterly and full year basis; and fiscals 2009 and 2008 on a full year basis. In addition, the household and body care businesses are also reflected as discontinued operations for all periods presented.

The information disclosed in this Current Report, including Exhibit 99 which is incorporated herein by this reference, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99	Financial Schedules

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2011

SARA LEE CORPORATION
(Registrant)

By:	/s/ John P. Zyck
Interim Corporate Controller (Principal Accounting Officer)